STANDARD INDUSTRIAL LEASE - NET

1. **Parties.** This lease, dated, for reference purposes only, March 22 2000 is made by and between Sandra L. Vetter and/or Ottomar J. Vetter (herein called "Lessor") and SYNTHETIC BLOOD INTERNATIONAL , INC.., a New Jersey Corporation (herein called "Lessee").

2. **Premises.** Lessor hereby leases to Lessee and Lessee leases from Lessor for the term, at the rental, and upon all of the conditions set forth herein, that certain real property situated in the County of Orange State of California commonly known as 3189 Building C Airway Avenue., Costa Mesa, California and described as Lot 17 of Track 8072 (Assessor Parcel No.. 427-194-17) (Approximately 4,150 square feet of office/laboratory and shop space) Said real property including the land and all improvements therein, is herein called "The Premises".

3. **Term.**

3.1 **Term:** The term of this lease shall be for Twelve (12) months commencing on April 1, 2000 and ending on March 31, 2001 unless sooner terminated pursuant to any provision hereof.

The term of the lease may be extended for up to an additional twenty four (24) months as per Lease Options given in Addendum 48 of this lease.

3.2 **Delay in Possession.** Notwithstanding said commencement date, if for any reason Lessor cannot deliver possession of the Premises to Lessee on said date, Lessor shall not be subject to any liability therefore, nor shall such failure affect the validity of this lease or the obligations of Lessee hereunder or extend the term hereof, but in such case Lessee shall be obligated to pay rent until possession of the premises is tendered to Lessee., provided, however, that if Lessor shall not have delivered possession of the Premises within sixty (60) days from said commencement date, Lessee may, at Lessee's option, by notice in writing to Lessor within ten (10) days thereafter, cancel this Lease, in which event the parties shall be discharged from all obligations hereunder; provided further, however, that if such written notice of Lessee is not received by Lessor within said ten (10) day period, Lessee's right to cancel this Lease hereunder shall be terminated and be of no further force or effect.

3.3 **Early Possession.** If Lessee occupies the Premises prior to said commencement date, such occupancy shall be subject to all provisions hereof, such occupancy shall not advance the termination date, and Lessee shall pay rent for such period at the initial monthly rates set forth below.

4. **Rent.** Lessee shall pay to Lessor as rent for the Premises, monthly payments of Six Thousand Six Hundred and Forty Dollars ($6,640.00) per month for the first six (6) months of the lease term and Six Thousand Eight Hundred Forty Seven and 50/100 Dollars ($6,847.50) per month for the second six (6) months of the lease term in advance on the 1st day of each month of the initial lease term.

Rent rates for the extended term(s) shall be as given in Addendum 48 of this lease.

Lessee shall pay Lessor, upon the execution hereof Six Thousand Six Hundred and Forty Dollars ($6,640) as rent for April, 2000 in addition to April's Association Dues, Pro-Rated Real Estate Taxes and Property Damage Insurance totalling Four Fundred and Forty and 29/100 Dollars ($440.29) .

Rent shall be payable in lawful money of the United States to Lessor at the address stated herein or to such other persons or at such other places as Lessor may designate in writing.

5. **Security Deposit.** Lessee shall deposit with Lessor upon execution of this lease the sume of $ Seven Thousand Dollars ($7,000.00) as security for Lessee's faithful performance of Lessee's obligations hereunder. If Lessee fails to pay rent or other charges due hereunder, or otherwise defaults with respect to any provision of this Lease, Lessor may use, apply or retain all or any portion of said deposit for the payment of any rent or other charges in default or for the payment of any other sum to which Lessor may become obligated by reason of Lessee's default, or to compensate Lessor for any loss or damage which Lessor may suffer thereby. If Lessor so used or applies all or any portion of said deposit. Lessee shall within ten (10 days after written demand therefor

Initials: [handwritten initials]

deposit cash with Lessor in an amount sufficient to restore said deposit to the full amount herein above stated and Lessor's failure to do so shall be a material breach of this Lease. If the monthly rent shall, from time to time, increase deraign the term of this Lease, Lessee shall thereupon deposit with Lessor additional security deposit so that the amount of security deposit held by Lessor shall at all times bear the same proportion to current rent as the original security deposit bears to the original monthly rent set forth in paragraph 4 hereof. Lessor shall not be required to keep said deposit separate from its general accounts. If Lessee performs all of Lessee's obligations hereunder, said deposit, or so much thereof as had not theretofore been applied by Lessor, shall be returned, without payment of interest or other increment for it use, to Lessee (or, at Lessor's option, the last assignee, if any, of Lessee's interest hereunder) at the expiration of the term hereof, and after Lessee has vacated the Premises. No trust relationship is created herein between Lessor and Lessee with respect to said Security Deposit.

6. Use.

6.1 Use. The Premises shall be used an occupied for laboratory and office or any other use which is reasonably comparable and for no other purpose.

6.2 Compliance with Law.

(a) Lessor warrants to Lessee that the Premises, in its state existing on the date that the Lease term commences, but without regard to the use for which Lessee will use the Premises, does not violate any covenants or restrictions of record, or any applicable building code, regulation or ordinance in effect on such Lease term commencement date. In the event it is determined that this warranty has been violated, then it shall be the obligation of the Lessor, after written notice from Lessee, to promptly, at L"essor's sole cost and expense, rectify any such violation. In the event Lessee does not give to Lessor written notice of the violation of this warranty within two (2) months of the date that the Lease term commences, the correction of same shall be the obligation of the Lessee at the Lessee's sole cost.

(b) Except as provided in paragraph 6.2(a), Lessee shall, at Lessee's expense, comply promptly with all applicable statutes, ordinances, rules, regulations, orders, covenants and restrictions of record, and requirements in effect during the term or any part of the term hereof, regulating the use by Lessee of the Premises. Lessee shall not use or permit the use of the Premises in any manner that will land or create waste or a nuisance or, if there is more than one tenant in the building containing the Premises, shall tend to disturb such other tenants.

6.3 Condition of Premises.

(a) Lessor shall deliver the Premises to Lessee clean and free of debris on Lease commencement date (unless Lessee is already in possession) and Lessor further warrants to Lessee that the plumbing, lighting, air conditioning, heating and loading doors in the Premises shall be in good operating condition on the Lease commencement date. In the even that it is determined that this warranty has been violated then it shall be the obligation of Lessor, after receipt of written notice from Lessee setting forth with specificity the nature of the violation, to promptly, at Lessor's sole cost, rectify such violation. Lessee's failure to give such written notice to Lessor within thirty (30) days after the Lease commencement date shall cause the conclusive presumption that Lessor has complied with all of Lessor's obligations hereunder.

(b) Except as otherwise provided in this Lease, Lessee hereby accepts the Premises in their condition existing as of the Lease commencement date or the date that Lessee takes possession of the Premises, whichever is earlier, subject to all applicable zoning, municipal, county an state laws, ordinances and regulations governing and regulating the use of the Premises, and any covenants or restrictions of record, and accepts this Lease subject thereto and to all matters disclosed thereby and by any exhibits attached hereto. Lessee acknowledges that neither Lessor nor Lessor's agent has made any representation or warranty as to the present or future suitability of the Premises for the conduct of Lessee's business.

7. Maintenance, Repairs and Alterations.

7.1 Lessee's Obligations. Lessee shall keep in good order, condition and repair the Premises and every part thereof, structural and non-structural, (whether or not such portion of the Premises requiring repair, or the means of repairing the same are reasonably or readily accessible to Lessee, and whether or not the need for such repairs occurs as a result of Lessee's use, any prior use, the elements of the age of such portion of the Premises) including, without limiting the generality of the foregoing, all plumbing, heating, air conditioning, (Lessee shall procure and maintain, at Lessee's expense, and air conditioning system maintenance contract) ventilating, electrical, lighting facilities and equipment within the Premises, fixtures, walls interior and exterior), foundations, ceilings, roofs (interior and exterior), floors, windows, doors, plate glass and skylights located within the Premises, and all landscaping, driveways, parking lots, fences and signs located on the Premises and sidewalks and parkways adjacent to the Premises.

7.2 Surrender. On the last day of the term hereof, or on any sooner termination, Lessee shall surrender

the Premises to Lessor in the same condition as when received, ordinary wear and tear excepted, clean and free of debris. Lessee shall repair any damage to the Premises occasioned by the installation or removal of Lessee's trade fixtures, furnishing and equipment. Notwithstanding anything to the contrary otherwise stated in this Lease, Lessee shall leave the air lines, power panels, electrical distribution systems, lighting fixtures, space heaters, air conditioning, plumbing and cabinets on the premises in good operating condition.

7.3 Lessor's Rights. If Lessee fails to perform Lessee's obligations under this Paragraph 7, or under any other paragraph of this Lease, Lessor may at its option (but shall not be required to) enter upon the Premises after ten (10) days prior written notice to Lessee except in the case of an emergency, in which case no notice shall be required), perform such obligations on Lessee's behalf and put the same in good order, condition and repair, and the cost thereof together with interest thereon at the maximum rate then allowable by law shall become due and payable as additional rental to Lessor together with Lessee's next rental installment.

7.4 Lessor's Obligations. Except for the obligations of Lessor under Paragraph 5.2(a) and 6.3(a) relating to Lessor's warranty), Paragraph 9 (relating to destruction of the Premises) and under Paragraph 14 (relating to condemnation of the Premises), it is intended by the parties hereto that the Lessor shall have no obligation in any manner whatsoever, to repair and maintain the Premises nor the building located thereon nor the equipment therein, whether structural or non structural, all of which obligations are intended to be that of the Lessee under Paragraph 7.1 hereof. Lessee expressly waives the benefit of any statue now or hereinafter in effect which would otherwise afford Lessee the right to make repairs at Lessor's expense or to terminate this lease because of Lessor's failure to keep the premises in god order, condition and repair.

7.5 Alterations & Additions.

(a) Lessee shall not, without Lessor's prior written consent make any alterations, improvements, additions or Utility Installation in, on or about the Premises, except for nonstructural alterations exceeding $2,500. in cumulative costs during the term of this Lease. In any event whether or not in excess of $2,500. in cumulative cost, Lessee shall make no change or alteration to the exterior of the Premises nor the exterior of the building(s) on the Premises without Lessor's prior written consent. As used in this Paragraph 7.5 the term "Utility Installation" shall mean carpeting, window coverings, air lines, power panels, electrical distribution systems, lighting fixtures, space heaters, air conditioning, plumbing and fencing. Lessor may require that Lessee remove any or all of said alterations, improvements, additions or Utility Installations at the expiration of the term and restore the Premises to their prior condition. Lessor may require Lessee to provide Lessor, at Lessee's sole cost and expense, a lien and completion bond in an amount equal to one and one half times the estimated cost of such improvement. To insure Lessor against any liability for mechanic's and materialmen's liens and to insure completion of the work. Should Lessee make any alterations, improvements, additions or Utility Installations without the prior approval of Lessor, Lessor may require that Lessee remove any or all of the same.

(b) Any alterations, improvements, additions or Utility Installation in or about the Premises that Lessee shall desire to make and which requires the consent of the Lessor shall be presented to Lessor in written form, with proposed detailed plans. If Lessor shall give the consent, the consent shall be deemed conditioned upon Lessee acquiring a permit to do so from appropriate governmental agencies, the furnishing of a copy thereof to Lessor prior to the commencement of the work and the compliance by Lessee of all conditions of said permit in a prompt and expeditious manner.

(c) Lessee shall pay, when due, all claims for labor or materials furnished or alleged to have been furnished to or for Lessee at or for use in the Premises, which claims are or may be secured by any mechanics' or materialmen's lien against the Premises, and Lessor shall have the right to post notices of non-responsibility in or on the Premises as provided by law. If Lessee shall, in good faith, contest the validity of any such lien, claim or demand, then Lessee shall, at its sole expense defend itself and Lessor against the same and shall pay and satisfy any such adverse judgment that may be rendered thereon before the enforcement thereof against the Lessor or the Premises, upon the condition that if Lessor shall require, Lessee shall furnish to Lessor a surety bond satisfactory to Lessor in an amount equal to such contested lien claim or demand indemnifying Lessor against liability for the same and holding the Premises free from the effect of such lien or claim. In addition, Lessor may require Lessee to pay Lessor's attorneys fees and costs in participating in such action if Lessor shall decide it is to its best interest to do so.

(d) Unless Lessor requires their removal, as set forth in Paragraph 7.5(a), all alterations, improvements, additions and Utility Installation (whether or not such Utility Installation constitute trade fixtures of Lessee), which may be made on the Premises, shall become the property of Lessor and remain upon and be surrendered with the premises at the expiration of the term. Notwithstanding the provisions of this Paragraph 7.5(d), Lessee's machinery and equipment, other than that which is affixed to the Premises so that it cannot be removed without material damage to the Premises, shall remain the property of Lessee and may be removed by Lessee subject to the provision of Paragraph 7.2.

8. Insurance Indemnity.

8.1 Insuring Party. As used in this Paragraph 6, the term "insuring party" shall mean the party who has the obligation to obtain the Property Insurance required hereunder. The insuring party shall be designated in Paragraph 46 hereof. In the event Lessor is the insuring party, Lessor shall also maintain the liability insurance described in paragraph 8.2 hereof, in addition to, and not in lieu of, the insurance required to be maintained by the Lessee under said paragraph 8.2, but Lessor shall not be required to name Lessee as an additional insured on such policy. Whether the insuring party is the Lessor or the Lessee, Lessee shall, as additional rent for the Premises, pay the cost of all insurance required hereunder, except for that portion of the cost attributable to Lessor's liability insurance coverage in excess of $1,000,000 per occurrence. If Lessor is the insuring party Lessee shall, within ten (10) days following demand by Lessor, reimburse Lessor for the cost of the insurance so obtained.

8.2 Liability Insurance. Lessee shall, at Lessee's expense obtain and keep in force during the term of this Lease a policy of combined Single Limit, Bodily Injury and Property Damage Insurance insuring Lessor and Lessee against any liability arising out of the ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall be a combined single limit policy in an amount not less than $1,000,000 per occurrence. The policy shall insure performance by Lessee of the indemnity provisions of this Paragraph 8. The limits of said insurance shall not, however, limit of liability of lessee hereunder.

8.3 Property Insurance.

(a) The insuring party shall obtain and keep in force during the term of this Lease a policy or policies of insurance covering loss or damage to the Premises, in the amount of the full replacement value thereof, as the same may exit from time to time, which replacement vale is now $ 375,000.00 (Three Hundred Seventy Five Thousand Dollars) , but in no event less than the total amount required by lenders having liens on the Premises, against all perils included within the classification of fire, extend coverage, vandalism, malicious mischief, flood (in the event same is required by a lender having a lien on the premises), and special extended perils ("all risk" such term is used in the insurance industry). Said insurance shall provide for payment of loss thereunder to Lessor or to the holders of mortgages or deeds of trust on the Premises. The insuring party shall, in addition, obtain and keep in force during the term of this lease a policy of rental value insurance covering a period of one year, with loss payable to Lessor, which insurance shall also cover all real estate taxes and insurance cots for said period. A stipulated value of agreed amount endorsement deleting the coinsurance provision of the policy shall be procured with said insurance as well as an automatic increase in insurance endorsement causing the increase in annual property insurance coverage by 2% per quarter. If the insuring party shall fail to procure and maintain aid insurance the other party may, but shall not be required to, procure and maintain the same, but at the expense of Lessee, If such insurance coverage has a deductible clause, the deductible amount shall not exceed $1,000 per occurrence, and Lessee shall be liable for such deductible amount.

(b) If the Premises are part of a larger building, or if the Premises are part of a group of buildings owned by Lessor which are adjacent to the Premises, then Lessee shall pay for any increase in the property insurance of such other building or buildings if said increase is caused by Lessee's acts, omissions, use or occupancy of the Premises.

(c) If the lessor is the insuring party the Lessor will not insure Lessee's fixtures, equipment or tenant improvements unless the tenant improvements have become apart of the Premises under paragraph 7, hereof. But if Lessee is the insuring party, the Lessee shall insure its fixtures, equipment and tenant improvements.

8.4 Insurance Policies. Insurance required hereunder shall be in companies holding a "General Policy Holders Rating" of at least B plus, or such other rating as may be required by a lender having a lien on the Premises, as set forth in the most current issue of "Best's Insurance Guide". The insuring party shall deliver to the other party copies of policies of such insurance or certificates evidencing the existence and amounts of such insurance with loss payable clauses as required by this paragraph 8. No such policy shall be cancelable or subject to reduction of coverage or other modification except after thirty (30) days prior written notice to Lessor. If Lessee is the insuring party, Lessee shall, at least thirty (30) prior to the expiration of such policies, furnish Lessor with renewals or "binders" thereof, or Lessor may order such insurance and charge the cost thereof to Lessee, which amount shall be payable by Lessee upon demand. Lessee shall not do or permit to be done anything which shall invalidate the insurance policies referred to in Paragraph 8.3. If Lessee does or permits to be done anything which shall increase the cost of the insurance policies referred to in Paragraph 8.3, then Lessee shall forwith upon Lessor's demand reimburse Lessor for any additional premiums attributable to any act or omission or operation of Lessee causing such increase in the cost of insurance If lessor is the insuring party, and if the insurance policies maintained hereunder cover other improvements in addition to the Premises, Lessor shall deliver to Lessee a written statement setting forth the amount of any such insurance cost increase and showing in reasonable detail the manner in which it has been computed.

8.5 Waiver of Subrogation. Lessee and Lessor each hereby release and relive the other, and waive their entire right of recovery against the other for loss or damage arising out of or incident to the perils insured against under paragraph 8.3, which perils occur in, on or about the Premises whether due to the negligence of Lessor or Lessee or their agent employees, contractors and/or invitee. Lessee and Lessor shall, upon obtaining the policies

Initials: RWN / ASN

of insurance required hereunder, give notice to the insurance carrier or carriers that the foregoing mutual waiver of subrogation is contained in this Lease.

8.6 Indemnity. Lessee shall indemnify and hold harmless Lessor from and against any and all claims arising from Lessee's use of the Premises, or from the conduct of Lessee's business or from any activity, work or things done, permitted or suffered by Lessee in or about the Premises or elsewhere and shall further indemnify and hold harmless Lessor from and against any and all claims arising form any breach or default in the performance of any obligation on Lessee's part to be performed under the terms of this Lease, or arising from any negligence of the Lessee, or any such claim or any action or proceeding brought thereon; and in case any action or proceeding be brought against Lessor by reason of any such claim, Lessee upon notice from Lessor shall defend the same at Lessee's expense by counsel satisfactory to Lessor. Lessee , as a material part of the consideration to Lessor, hereby assumes all risk of damage to the property or injury to persons, in upon or about the Premises arising rom any cause and lessee hereby waives all claims in respect thereof against Lessor.

8.7 Exemption of Lessor from Liability. Lessee hereby agrees that Lessor shall not be liable for injury to Lessee's business or any loss of income therefrom or for damage to the goods, wares, merchandise or other property of Lessee, Lessee's employees, invitee, customers, or any other person in or about the Premises, nor shall Lessor be liable for injury to the person of Lessee, Lessee's employees, agents or contractors, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, or from line breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures, or from any other cause, whether the said damage or injury results from conditions arising upon the Premises or upon other portions of the building of which the Premises are a part, or from other sources or places and regardless of whether the cause of such damage or injury or the means of repairing the same is inaccessible to Lessee. Lessor shall not be liable for any damages arising from any act or neglect of any other tenant, if any, of the building in which the Premises are located.

9. Damage or Destruction

9.1 Definitions.

(a) "Premises Partial Damage" shall herein mean damage or destruction to the Premises to the extent that the cost of repair is less than 50% of the replacement cost of the Premises. "Premises Building Partial Damage" shall herein mean damage or destruction to the building of which the Premises are a part to the extent that the cost of repair is less than 50% of the then replacement cost of such building as a whole.

(b) "Premises Total Destruction" shall herein mean damage or destruction to the Premises to the extent that the cost of repair is 50% or more of the then replacement cost of the Premises. "Premises Building Total Destruction" shall herein mean damage or destruction to the building of which the Premises area part to the extent that the cost of repair is 50% or more of the then replacement cost of such building as a whole.

(c) "Insured Loss" shall herein mean damage or destruction which was caused by an event required to be covered by the insurance described in paragraph 8.

9.2 Partial Damage - Insured Loss. Subject to the provisions of paragraph 9.4, 9.5 and 9.6, if at any time during the term of this Lease there is damage which is an insured loss and which falls into the classification of "Premises Partial Damage or Premises Building Partial Damage, then Lessor shall, at Lessor's expense, repair such damage, but not Lessee's fixtures, equipment or tenant improvements unless the same have become a part of the Premises pursuant to Paragraph 7.5 hereof as soon as reasonable possible and this Lease shall continue in full force and effect. Notwithstanding the above, if the Lessee is the insuring party, and if the insurance proceeds received by Lessee are not sufficient to affect such repair, Lessor shall give notice to Lessee of the amount required in addition to the insurance proceeds to effect such repair. Lessee shall contribute the required amount to Lessor within ten days after Lessee has received notice from Lessor of the shortage of the insurance. When Lessee shall contribute such amount to Lessor, Lessor shall make such repairs as soon as reasonably possible and this Lease shall continue in full force and effect. Lessee shall in no event have any right to reimbursement for any such amounts so contributed.

9.3 Partial Damage - Uninsured Loss. Subject to the provisions of Paragraphs 8.4, 9.5 and 9.6, if at any time during the term of this Lease there is damage which is not an insured loss and which falls within the classification of Premises Partial Damage or Premises Building Partial Damage, unless caused by a negligent or willful act of Lessee (in which event Lessee shall make the repairs at Lessee's expense), Lessor may at Lessor's option either (i) repair such damage as soon as reasonably possible at Lessor's expense, in which event this Lease shall continue in full force and effect, or (ii) give written notice to Lessee within thirty (30) days after the date of the occurrence of such damage of Lessor's intention to cancel and terminate this Lease. Lessee shall have the right within ten (10) days after the receipt of such notice to give written notice to Lessor of Lessee's intention to repair such damage at Lessee's expense, without reimbursement from Lessor, in which event this Lease shall continue in full force and effect, and Lessee shall proceed to make such repairs as soon as reasonably possible. If Lessee does not give such notice within such ten day period, this Lease shall be cancelled and terminated as of the date of the occurrence of such damage.

9.4 Total Destruction. If at any time during the term of this Lease there is damage, whether or not an Insured Loss, (including destruction required by any authorized public authority), which falls into the classification of Premises Total Destruction or Premises Building Total Destruction, this Lease shall automatically terminate as of the date of such total destruction.

9.5 Damage Near End of Term

(a) If at any time during the last six months of the term of this Lease there is damage, whether or not an Insured Loss, which falls within the classification of Premises Partial Damage, Lessor may at Lessor's option cancel and terminate this Lease as of the date of occurrence of such damage by giving written notice to Lessee f Lessor's election to do so within 30 days after the date of occurrence of such damage.

(b) Notwithstanding paragraph 9.5(a), in the event that Lessee has an option to extend or renew this Lease, and the time within which said option may be exercised has not yet expired, Lessee shall exercise such option, if it is to be exercised at all, no later than 20 days after the occurrence of an Insured Loss falling within the classification of Premises Partial Damage during the last six months of the term of this Lease. If Lessee duly exercises such option during said 20 day period, Lessor shall, at Lessor's expense, repair such damage as soon as reasonably possible and this Lease shall continue in full force and effect. If Lessee fails to exercise such option during said 20 day period, then Lessor may at Lessor's option terminate and cancel this Lease as of the expiration of said 20 day period by giving written notice to Lessee of Lessor's election to do so within ten days after the expiration of said 20 day period, notwithstanding any term or provision in the grant of option to the contrary.

9.6 Abatement of Rent; Lessee's Remedies.

(a) In the event of damage described in paragraphs 9.2 or 9.3, and Lessor or Lessee repairs or restores the Premises pursuant to the provisions of this Paragraph 9, the rent payable hereunder for the period during which such damage, repair or restoration continues shall be abated in proportion to the degree to which Lessee's use of the Premises is impaired. Except for abatement of rent, if any, Lessee shall have no claim against Lessor for any damage suffered by reason of any such damage, destruction, repair or restoration.

(b) Lessor shall be obligated to repair or restore the Premises under the provisions of this Paragraph 9 and shall not commence such repair or restoration within 90 days after such obligations shall accrue, Lessee may at Lessee's option cancel and terminate this Lease by giving Lessor written notice of Lessee's election to do so at any time prior to the commencement of such repair or restoration. In such event, this Lease shall terminate as of the date of such notice

9.7 Termination - Advance Payments. Upon termination of this Lease pursuant to this Paragraph 9, an equitable adjustment shall be made concerning advance rent and any advance payments made by Lessee to Lessor. Lessor shall, in addition, return to Lessee so much of Lessee's security deposit as had not theretofore been applied by Lessor.

9.8 Waiver. Lessor and Lessee waive the provisions of any statues which relate to termination of leases when leased property is destroyed and agree that such event shall be governed by the terms of this lease.

10. Real Property Taxes.

10.1 Payment of Taxes. Lessee shall pay the rental property tax, as defined in paragraph 10.2, applicable to the Premises during the term of this Lease. All such payments hall be made as least then (10) days prior to the delinquency date of such payment . Lessee shall promptly furnish Lessor with satisfactory evidence that such taxes have been paid. If any such taxes paid by Lessee shall cover any period of time prior to or after the expiration of the term hereof, Lessee's share of such taxes shall be equitably prorated to cover only this period of time within the tax fiscal year during which this Lease shall be in effect, and Lessor shall reimburse Lessee to the extend required. If Lessee shall fail to pay any such taxes, Lessor shall have the right to pay the same, in which case Lessee shall repay such amount to Lessor with Lessee's next rent installment together with interest at the maximum rate then allowable by law.

10.2 Definition of "Real Property Tax". As used herein, the term "real property tax" shall include any form of real estate tax or assessment, general, special, ordinary or extraordinary, and any license fee, commercial rental tax, improvement bond or bonds, levy or tax (other than inheritance, personal income or estate taxes) imposed on the Premises by any authority having the direct or indirect power to tax, including any city, state or federal government, or any school, agricultural, sanitary, fire, street, drainage or other improvement district thereof, as against any legal or equitable interest of Lessor in the Premises or in the real property of which the Premises are a part, as against Lessor's right to rent or other income therefrom, and as against Lessor's business of leasing the Premises. The term "real property tax" shall also include any tax, fee, levy, assessment or charge (i) in substitution of partially or totally, any tax, fee, levy, assessment or charge hereinabove included within the definition of "real property tax", or (ii) the nature of which was hereinbefore included within the definition of "real property tax, or (iii) which is imposed for a service or right not charged prior to June 1, 1978, or if previously charged, has been increased since June 1, 1978, or (iv) which is imposed as a result of a transfer, either partial or total, of Lessor's interest in the Premises or which is added to a tax or charge hereinbefore included within the definition of real property tax by reason of such transfer, or (v) which is imposed by reason of this transaction,

Initials: RWN

any modifications or changes hereto, or any transfers hereof.

10.3 Joint Assessment. If the Premises are not separately assessed, Lessee's liability shall be an equitable proportion of the real property taxes for all of the land and improvements included within the tax parcel assessed, such proportion to be determined by Lessor from the respective valuations assigned in the assessor's work sheets or such other information as may be reasonably available. Lessor's reasonable determination thereof, in good faith, shall be conclusive.

10.4 Personal Property Taxes.

(a) Lessee shall pay prior to delinquency all taxes assessed against and levied upon trade fixtures, furnishings, equipment and all other personal property of Lessee contained in the Premises or elsewhere. When possible, Lessee shall cause said trade fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real property of Lessor.

(b) If any of Lessee's said personal property shall be assessed with Lessor's real property, Lessee shall pay Lessor the taxes attributable to Lessee within ten days after receipt of a written statement setting forth the taxes applicable to Lessee's property.

11. Utilities. Lessee shall pay for all water, gas, heat, light, power, telephone and other utilities and services supplied to the Premises, together with any taxes thereon.

12. Assignment and Subletting.

12.1 Lessor's Consent Required. Lessee shall not voluntarily or by operation of law assign, transfer, mortgage, sublet, or other wise transfer or encumber all of any part f Lessee's interest in this Lease or in the Premises, without Lessor's prior written consent, which Lessor shall not unreasonably withhold. Lessor shall respond to Lessee's request for consent hereunder in a timely manner and any attempted assignment, transfer, mortgage, encumbrance or subletting without such consent shall be void, and shall constitute a breach of this Lease

12.2 Lessee Affiliate. Notwithstanding the provisions of paragraph 12.1 hereof, Lessee may assign or sublet the Premises, or any portion thereof, without Lessor's consent to any corporation which controls, is controlled by or is under common control with Lessee, or to any corporation resulting from the merger or consolidation with Lessee, or to any person or entity which acquires all the assets of Lessee as a going concern of the business that is being conducted on the Premises, provided that said assignee assumes, in full, the obligation of Lessee under this Lease. Any such assignment shall not, in any way, effect or limit the liability of Lessee under the terms of this Lease even if after such assignment or subletting the terms of this Lease are materially changed or altered without he consent of Lessee, the consent of whom shall not be necessary.

12.3 No Release of Lessee. Regardless of Lessor's consent, no subletting or assignment shall release Lessee of Lessee's obligation or alter the primary liability of Lessee to pay the rent and to perform all other obligations to be performed by Lessee hereunder. The acceptance of rent by Lessor from any other person shall not be deemed to be a waiver by Lessor of any provision hereof. Consent to one assignment or subletting shall not be deemed consent to any subsequent assignment or subletting. IN the event of default by an assignee without the necessity of exhausting remedies against said assignee, Lessor may consent to subsequent assignments or subletting of this Lease or amendment or modification to this Lease with assignees of Lease without notifying Lessee, or any successor Lessee, and without obtaining its or their consent thereto and such action shall not relieve Lessee of liability under this Lease.

12.4 Attorney's Fees. In the event Lessee shall assign or sublet the Premises or request the consent of Lessor to any assignment or subletting or if Lessee shall request the consent of Lessor for any act, Lessee proposes to do, then Lessee shall pay Lessor's reasonable attorney's fees incurred in connection therewith, such attorney's fees not to exceed $500.00 for such request

13. Defaults; Remedies.

13.1 Defaults. The occurrence of any one or more of the following events shall constitute a material default and breach of this Lease by Lessee:

(a) The vacating or abandonment of the Premises by Lessee.

(b) The failure by Lessee to made any payment of rent or any other payment required to be made by Lessee hereunder; as and when due, where such failure shall continue for a period of three days after written notice thereof from Lessor to Lessee. In the event that Lessor serves Lessee with a Notice to Pay Rent or Quit pursuant t applicable Unlawful Detainer statues such notice to Pay Rent or Quit shall also constitute notice required by the subparagraph.

(c) The failure by Lessee to observe or perform any of the covenants, conditions or provisions of this Lease to be observed or performed by Lessee, other then described in paragraph (b) above, where such failure shall continue for a period of 30 days after written notice hereof from Lessor to Lessee; provided, however, that if the nature of Lessee's default is such that more than 30 days are reasonably required for its cure, then

Lessee shall not be deemed to be in default if Lessee commenced such cure within said 30 day period and thereafter diligently prosecutes such cure to completion.

(d) (i) The making by Lessee of any general arrangement or assignment for the benefit of creditors; (ii) Lessee becomes a "debtor" as defined in 11 U.S.C. #101 or any successor statute thereto (unless, in the case of a petition filed against Lessee, the same is dismissed within 60 days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease, where possession is not restored to Lessee within 30 days, or, (iv) the attachment, execution or other judicial seizure of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease, where such seizure is not discharged within 30 days. Provided, however, in the event that any provision of this paragraph 13(d) is contrary to any applicable law, such provision shall be of no force or effect.

(e) The discovery by Lessor that any financial statement given to Lessor by Lessee, any assignee of Lease, any subtenant of Lessee, any successor in interest of Lessee or any guarantor of Lessee's obligation hereunder, and any of them, was materially false.

13.2 Remedies. In the event of any such material default or breach by Lessee, Lessor may at any time thereafter, with or without notice or demand and without limiting Lessor in the exercise of any right or remedy which Lessor may have by reason of such default or breach:

(a) Terminate Lessee's right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Lessee shall immediately surrender possession of the Premises to Lessor, in such event Lessor shall be entitled to recover from Lessee all damages incurred by Lessor by reason of Lessee's default including, but not limited to, the cost of recovering possession of the Premises, expenses of reletting, including necessary renovation and alteration of the Premises, reasonable attorney's fees, and any real estate commission actually paid; the worth at the time of award by the court having jurisdiction thereof of the amount by which the unpaid rent for the balance of the term after the time of such award exceeds the amount of such rental loss for the same period that Lessee proves could be reasonably avoided; that portion of the leasing commission paid by Lessor pursuant to Paragraph 15 applicable to the unexpired term of this Lease.

(b) Maintain Lessee's right to possession in which case this Lease shall continue in effect whether or not Lessee shall have abandoned the Premises. In such event Lessor shall be entitled to enforce all of Lessor's right sand remedies under this Lease, including the right to recover the rent as it becomes due hereunder.

(c) Pursue any other remedy now or hereafter available to Lessor under the laws or judicial decisions of the state wherein the Premises are located. Unpaid installments of rent and other unpaid monetary obligations of Lessee under the term of this Lease shall bear interest from the date due at the maximum rate then allowable by law.

13.3 Default by Lessor. Lessor shall not be in default unless Lessor fails to perform obligations required of Lessor within a reasonable time, but in no event later than thirty (30) days after written notice by Lessee to Lessor and to the holder of any first mortgage or deed of trust covering the Premises whose name and address shall have theretofore been furnished to Lessee in writing, specifying wherein Lessor has failed to perform such obligation; provided, however, that if the nature of Lessor's obligation is such that more than thirty (30) days are required for performance then Lessor shall not be in default if Lessor commences performance within such 30-day period and thereafter diligently prosecutes the same to completion.

13.4 Late Charges. Lessee hereby acknowledges that late payment by Lessee to Lessor o rent and other sums due hereunder will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed on Lessor by the terms of any mortgage or trust deed covering the Premises. Accordingly, if any installment of rent or any other sum due from Lessee shall not be received by Lessor or Lessor's designee within ten (10) days after such amount shall be due, then, without any requirement for notice to Lessee, Lessee shall pay to Lessor a late charge equal to 6% of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Lessor will incur by reason of late payment by Lessee, Acceptance of such late charge by Lessor shall in no event constitute a waiver of Lessee's default with respect to such overdue amount, not prevent Lessor from exercising any of the other rights and remedies granted hereunder. In the event that a late charge is payable hereunder, whether or not collected, for three (3) consecutive installments of rent, the rent shall automatically become due and payable quarterly in advance rather than monthly, not withstanding paragraph 4 or any other provision of this Lease to the contrary.

13.5 Impounds. In the event that a late charge is payable hereunder, whether or not collected, for three (3) installments of rent or any other monetary obligation of Lessee under the terms of this Lease, Lessee shall pay to Lessor, if Lessor shall so request, in addition to any other payments required under this Lease, a monthly advance installment, payable at the same time as the monthly rent, as estimated by Lessor, for real property tax and insurance expenses on the PRemises which are payable by Lessee under the terms of this Lease. Such fund shall be established to insure payment when due, before delinquency, of any or all such real property taxes and insurance premiums. If the amounts paid to Lessor by Lessee under the provisions of this paragraph are

insufficient to discharge the obligations of Lessee to pay such real property taxes and insurance premiums as the same become due, Lessee shall pay to Lessor, upon Lessor's demand, such additional sums necessary to pay such obligations. All moneys paid to Lessor under this paragraph may be intermingled with other moneys of Lessor and shall not bear interest. In the event of a default in the obligations of Lessee to perform under this Lease, then any balance remaining from funds paid to Lessor under the provisions of this paragraph may, at the option of Lessor, be applied to the payment of any monetary default of Lessee in lieu of being applied to the payment of real property tax and insurance premiums.

14. Condemnation. If the Premises or any portion thereof are taken under the power of eminent domain, or sold under the threat of the exercise of said power (all of which are herein called "condemnation"), this Lease shall terminate as to the part so taken as of the date the condemning authority takes title or possession, whichever first occurs. If more than 10% of the floor area of the building on the Premises, or more than 25% of the land area of the Premises which is not occupied by any building, is taken by condemnation, Lessee may, at Lessee's option, to be exercised in writing only within ten (10) days after Lessor shall have given Lessee written notice of such taking (or in the absence of such notice, within ten (10) days after the condemning authority shall have taken possession) terminate this Lease as of the date the condemning authority takes such possession. If Lessee does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the rent shall be reduced in the proportion that the floor area of the building taken bears to the total floor area of the building situation on the Premises. No reduction of rent shall occur if the only area taken is that which does not have a building located thereon. Any award for the taking of all or any part of the Premises under the power of eminent domain or any payment made under threat of the exercise of such power shall be the property of Lessor, where such award shall be made as compensation for diminution in value of the leasehold or the taking of the fee, or as severance damage; provided, however, that Lessee shall be entitled to any award for loss of or damage to Lessee's trade fixtures and removable personal property. In the event that this Lease is not terminated by reason of such condemnation, Lessor shall to the extend of severance damages received by Lessor in connection with such condemnation, repair any damage to the Premises caused by such condemnation except to the extent that Lessee has been reimbursed therefor by the condemning authority. Lessee shall pay any amount in excess of such severance damaged required to complete such repair.

15. Broker's Fee.

There are no brokers fees in connections with this lease.

16. Estoppel Certificate.

(a) Lessee shall at any time upon let less than en (10) days prior written notice for Lessor execute, acknowledge and deliver to Lessor a statement in writing (i) certifying that this lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the date to which the rent and other charges are paid in advance, if any, and (iii) acknowledge that there are not, to Lessee's knowledge, any uncured defaults on the part of Lessor hereunder, or specifying such defaults if any are claimed. Any such statement may be conclusively relied upon by an prospective purchaser or encumbrancer of the Premises.

(b) At Lessor's option, Lessee's failure to deliver such statement within such time shall be a material breach of this Lease or shall be conclusive upon Lessee (i) that this Lease is in full force and effect, without modification except as may be represented by Lessor, (ii) that there are no uncured defaults in Lessor's performance, and (iii) that not more than one months's rent has been paid in advance or such failure may be considered by Lessor as a default by Lessee under this Lease.

(c) If Lessor desires to finance, refinance, or sell the Premises, or any part thereof, Lessee hereby agrees to deliver to any lender or purchaser designated by Lessor such financial statements of Lessee as may be reasonably required by such lender or purchaser. Such statements shall include the past three year's financial statements of Lessee. All such financial statements shall be received by Lessor and such lender or purchaser in confidence and shall be used only for the purposes herein set forth.

17. Lessor's Liability. The term "Lessor" as used herein shall mean only the owner or owners at the time in question of the fee title or a lessee's interest in a ground lease of the Premises, and except as expressly provided in Paragraph 15, in the event of any transfer of such title or interest, Lessor herein named (and in case of any subsequent transfers then the grantor) shall be relieved from and after the date of such transfer of all liability as respects Lessor's obligations thereafter to be performed, provided that any funds in the hands of Lessor or the then grantor at the time of such transfer, in which Lessee has an interest, shall be delivered to the grantee. The obligations contained in this Lease to be performed by Lessor shall, subject as foresaid, be binding on Lessor's successors and assigns, only during their respective periods of ownership.

Initials: RWN

18. Severability. The invalidity of any provision of this Lease as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

19. Interest on Past-due Obligations. Except as expressly herein provided, nay amount due to Lessor not paid when due shall bear interest at the maximum rate then allowable by law from the date due. Payment of such interest shall not excuse or cure any default by Lessee under this Lease, provided, however, that interest shall not be payable on late charges incurred by Lessee nor on any amounts upon which late charges are paid by Lessee.

20. Time of Essence. Time is of the essence.

21. Additional Rent. Any monetary obligations of Lessee to Lessor under the terms of this Lease shall be determined to be rent.

22. Incorporation of Prior Agreements; Amendments. This Lease contains all agreements of the parties with respect to any matter mentioned herein. No prior agreement or understanding pertaining to any such matter shall be effective. This Lease may be modified in writing only, signed by the parties in interest at the time of the modification. Except as otherwise stated in this Lease, Lessee hereby acknowledges that neither the real estate broker listed in Paragraph 15 hereof nor any cooperating broker on this transaction nor the Lessor or any employees or agents of any of said persons has made any oral or written warranties or representations to Lessee relative to the condition or use by Lessee of said Premises and Lessee acknowledges that Lessee assumes all responsibility regarding the Occupational Safety HEalth Act, the legal use and adaptability of the Premises and the compliance thereof with all applicable laws and regulations in effect during the term of this Lease except as otherwise specifically stated in this Lease.

23. Notices. Any notice required or permitted to be given hereunder shall be in writing and may be given by personal delivery or by certified mail, and if given personally or by mail, shall be deemed sufficiently given if addressed to Lessee or the Lessor at the address noted below the signature of the respective parties, as the case may be. Either party may by notice to the other specify a different address for notice purposes except that upon Lessee's taking possession of the Premises, the Premises shall constitute Lessee's address for notice purposes. A copy of all notices required or permitted to be given to Lessor hereunder shall be concurrently transmitted to each party or parties at such addresses as Lessor may from time to time hereafter designate by notice to Lessee.

24. Waivers. No waiver by Lessor or any provision here of shall be deemed waiver of any other provision hereof or of any subsequent breach by Lessee of the same or any other provision. Lessor's consent or approval of, any act shall not be deemed to render unnecessary the obtaining of Lessor's consent to or approval of any subsequent act by Lessee. The acceptance of rent hereunder by Lessor shall not be a waiver of any preceding breach by Lessee of any provision hereof, other than the failure of Lease to pay the particular rent so accepted, regardless of Lessor's knowledge of such preceding breach at the time of acceptance of such rent.

25. Recording. Either Lessor or Lessee shall, upon request of the other, execute, acknowledge and deliver to the other a "short form" memorandum of this Lease for recording purposes.

26. Holding Over. If Lessee, with Lessor's consent, remains in possession of the Premises or any pert thereof after the expiration of the term hereof, such occupancy shall be a tenancy from mon the to month upon all the provisions of this Lease pertaining to the obligations of Lessee, but all options and rights of first refusal, if any, granted under the terms of this Lease shall be deemed terminated and be of no further effect during said month to month tenancy.

27. Cumulative Remedies. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

28. Covenants and Conditions. Each provision of this Lease performable by Lessee shall be deemed both a covenant and a condition.

29. Binding Effect; Choice of Law. Subject to any provisions hereof restricting assignment or subletting by Lessee and subject to the provisions of Paragraph 17, this Lease shall bind the parties, there personal representative successor and assigns. This Lease shall be governed by the laws of the State wherein the Premises are located.

30. Subordination.

NET

Initials: RNN

(a) This Lease, at Lessor's option, shall be subordinate to any ground lease, mortgage, deed of trust, or any other hypothecation or security now or hereafter placed upon the real property of which the Premises are a part and to any and all advances made on the security thereof and to al renewals, modifications, consolidations, replacements and extensions thereof. Notwithstanding such subordination, Lessee's right to quiet possession of the Premises shall not be disturbed if Lessee is not in default and so long as Lessee shall pay the rent and observe and perform all of the provisions of this Lease, unless this Lease is otherwise terminated pursuant to its terms. If any mortgage, trustee or ground lessor shall elect to have this Lease prior to the lien of its mortgage, deed of trust or ground lease, and shall give written notice thereof to Lessee, this Lease shall be deemed prior to such mortgage, deed of trust , or ground lease, whether this Lease is dated prior or subsequent to the date of said mortgage, deed of trust or ground lease or the date of recording thereof.

(b) Lessee agrees to execute any documents required to effectuate an attornment, a subordination or to make this Lease prior to the line of any mortgage, deed of trust or ground lease, as the case may be. Lessee's failure to execute such document within 10 days after written demand shall constitute a material default by Lessee hereunder, or, at Lessor's option, Lessor shall execute such documents on behalf of Lessee as Lessee's attorney-in-fact. Lessee does hereby make, constitute and irrevocably appoint Lessor as Lessee's attorney-in-fact and in Lessee's name, place and stead, to execute such documents in accordance with this paragraph 30(b).

31. Attorney's Fees. "If either party or the broker named herein brings an action to enforce the terms hereof or declare rights hereunder, the prevailing party in any such action, on trial or appeal, shall be entitled to his reasonable attorney's fees to be paid by the losing party as fixed by the court. The provisions of this paragraph shall inure to the benefit f the broker named herein who sees to enforce right hereunder.

32. Lessor's Access. Lessor and Lessor's agents shall have the right to enter the Premises at reasonable time for the purpose of inspecting the same, showing the same to prospective purchasers, lenders, or lessees, and making such alterations, repairs, improvements or additions to the Premises or to the building of which they are a part as Lessor may deem necessary or desirable. Lessor may at any time place on or about the Premises any ordinary "For Sale" signs and Lessor may at any time during the last 120 days of the term hereof place on or about the Premises any ordinary "For Lease" signs, all without rebate of rent or liability to Lessee.

33. Auctions. Lessee shall not conduct, nor permit to be conducted, either voluntarily or involuntarily, any action upon the Premises without first having obtained Lessor's prior written consent. Notwithstanding anything to the contrary in this Lease, Lessor shall not be obligated to exercise any standard of reasonableness in determining whether to grant such consent.

34. Signs. Lessee shall not place any sign upon the Premises without Lessor's prior written consent except that Lessee shall have the right, without the prior permission of Lessor to place ordinary and usual for rent or sublet signs thereon.

35. Merger. The voluntary or other surrender of this Lease by Lessee, or a mutual cancellation thereof, or a termination by Lessor, shall not work a merger, and shall, at the option of Lessor, terminate all or any existing subtenancies or may, at the option of Lessor, operate as an assignment to Lessor of any or all of such subtenancies.

36. Consents. Except for paragraph 33 hereof, wherever in this Lease the consent of one party is required to an act of the other party such consent shall not be unreasonably withheld.

37. Guarantor. In the event that there is a guarantor of this Lease, said guarantor shall have the same obligations as Lessee under this Lease.

38. Quiet Possession. Upon Lessee paying the rent for the Premises and observing and performing all of the covenants, conditions and provisions on Lessee's part to be observed and performed hereunder, Lessee shall have quiet possession of the Premises for the entire term hereof subject to all of the provisions of this Lease. The individuals executing this Lease on behalf of Lessor represent and warrant to Lessee that they are fully authorized and legally capable of executing this Lease on behalf of Lessor and that such execution is binding upon all parties holding an ownership interest in the Premises.

39. Options.

39.1 Definition. As used in this paragraph the work "Options" has the following meaning: (1) the right or option to extend the term of this Lease or to renew this Lease; (2) the option or right of first refusal to lease the Premises or the right of first offer to lease the Premises or the right of first refusal to lease other property of Lessor or the right of first offer to lease other property of Lessor; (3) the right or option to purchase other

Initials: RWN / [signature]

ADDENDUM TO LEASE

Addendum to Standard Industrial Lease dated March 22, 2000 by and between Synthetic Blood International (Lessee) and Sandra L. Vetter and/or Ottomar J. Vetter (Lessor).

48. RENTAL OPTIONS/RATES:

Lessee has the option to extend the lease term as indicated below subject to Lessee's compliance with all the terms of the original lease.

Option Period	Basic Rental Rate
Months 13-24	Seven Thousand Fifty Five Hundred Dollars ($7,055.00) per month (Equal to $1.70/SqFt/Mth).
Months 25-36	Seven Thousand Two Hundred Sixty Two and 50/100 Hundred Dollars ($7,262.50) per month (Equal to $1.75/Sq.Ft.Mth).

49. ASSOCIATION DUES:

This addendum is in addition to or effects the following items 4, and 7 of the Standard Industrial Lease.

Lessee shall pay to Lessor along with the monthly rent the monthly Association fee as assessed against Premises by the Association. Such fees currently are $156.76 per month. Included in the fee is the maintenance of all common areas including but not limited to landscaping and parking areas as well as exterior building maintenance, security lights and exterior painting. Also included in the management fee is trash pick-up from common area trash bins (excluding hazardous or liquid waste).

50. MAINTENANCE, REPAIRS AND ALTERATIONS.

See Item 7 of the Standard Industrial Lease

(a) Roof of subject Premises is under warranty. Lessee is responsible to (i) promptly notify Lessor of any roof maintenance required , (ii) to not make any roof penetrations, or add any equipment, material or any other items to the roof without the prior written approval of Lessor. (iii) Lessee shall be responsible for payment of all costs associated with any roof alterations or penetrations made for the benefit of or at the request of Lessee, (iv) Lessee shall be responsible for payment of all costs associated with the repair of any roof damage which is a result of any action caused by or made for the benefit of Lessee, . (v) All roof penetrations or any changes on or to the roof which are made on the behalf or at the request of Lessee (other then 52.(a)(i)) which would effect the warranty of the roof shall be handled at Lessee's expense through the warranting roofing company, (vi) Lessee shall have the opportunity to review and approve any proposed contract\work order with aforementioned roofer prior to the start of any roofing contract\work order for which Lessee is financially responsible, (vii) Lessee shall be responsible for any costs associated with repairing any damage .

(b) Lessee is **not** responsible for any landscaping, driveways, parking lots, fences, sidewalks and parkways adjacent to the Premises and exterior building maintenance and foundation repair except (i) as is paid by Lessee through the monthly Association dues, and (ii) as might be assessed as a direct result of actions by Lessee, Lessee's representatives, personnel, contractors or invited guests.

(c) Lessee shall not be responsible for providing a separate air conditioning system maintenance contract as called out for in Item 7.1 of the Standard Industrial Lease. Instead, it is agreed by Lessor and Lessee that subject air

Initial RWV

56. INSURING PARTY:

This addendum modifies Lease Item 8 and 46.

Insuring Party shall be Lessee **except** for Real Estate Property Damage and Rental Loss of Income (Lease Item 8.2) whereas the insuring party for these items shall be Lessor. Lessee shall reimburse Lessor the cost of the Property Damage and Rental Loss of Income insurance on a pro-rated monthly basis. (The first year premium for such insurance is $1079.04 ($0.26/sq.ft/yr) or $89.92 per month ($0.0216/sq.ft).

Lessor hereby agrees to absorb any increase in Real Estate Property Damage and Rental Loss of Income insurance during the initial twelve months of this lease term, providing that such increase is not a result of modifications or activities of Lessee.

57. EARLY OCCUPANCY:

If Lessor and Lessee shall execute this Lease Agreement **prior** to April 1, 2000, Lessee may have early occupancy to the facilities rent free for whatever days are remaining of March 2000, subject to all other terms and conditions of this lease/addendum agreement.

IN WITNESS WHEREOF, LESSOR AND LESSEE HAVE CAREFULLY READ AND REVIEWS THIS ADDENDUM AND THE LEASE AS TO EACH TERM AND PROVISION CONTAINED HEREIN AND BY EXECUTION OF THIS ADDENDUM SHOW THEIR INFORMED AND VOLUNTARY CONSENT THERETO.

The parties hereto have executed this Lease at the place on the dates specified immediately adjacent to their respective signatures.

Synthetic Blood International, Inc. (Lessee): Executed at Newport Bch **on** 3-28-00

By: Robert N Ecora

(Corporate Seal)

Sandra L. Vetter and/or Ottomar J. Vetter (Lessor): Executed at Laguna Beach, Ca **on** 3-31-00

By: Sandra L Vetter

Sandra L. Vetter and/or Ottomar J. Vetter, Owner

ADDENDUM NO. 2 TO LEASE

Addendum No. 2 to Standard Industrial Lease and Addendum dated March 22, 2000 by and between Synthetic Blood International (Lessee) and Sandra L. Vetter (Lessor).

48. LEASE/RATES:

All terms of this item of the original Addendum remain the same with the following change:

Option Period	Basic Rental Rate
Months 37-48	Seven Thousand Two Hundred Sixty Two and 50/100 Hundred Dollars ($7,262.50) per month (Equal to $1.75/Sq.Ft.Mth).

58. EARLY TERMINATION:

During the option period of months 37 thru 48, Lessee shall have the right to cancel this lease with ninety (90) days written notice to Lessor.

IN WITNESS WHEREOF, LESSOR AND LESSEE HAVE CAREFULLY READ AND REVIEWED THIS ADDENDUM NUMBER TWO AS TO EACH TERM AND PROVISION CONTAINED HEREIN AND BY EXECUTION OF THIS ADDENDUM SHOW THEIR INFORMED AND VOLUNTARY CONSENT THERETO.

The parties hereto have executed this Addendum at the place on the dates specified immediately adjacent to their respective signatures.

Synthetic Blood International, Inc. (Lessee): Executed at Costa Mesa **on** 3-18-03

By: Robert Nicora

(Corporate Seal)

Sandra L. Vetter (Lessor): Executed at Laguna Beach **on** 3-30-03

By: Sandra L Vetter

Sandra L. Vetter

Initial ________

____

conditioning maintenance contract shall be paid from the interest funds generated by Lessee's security deposit.

(d) Lessee shall not be responsible for any non-insured structural repairs unless such repairs are the result of any action(s) resulting from Lessee's tenancy (use) of the Premises, including those of Lessee's agents, employees, representatives, invitee or contractors.

51. SIGNS

This addendum is in addition to Item 34 of the Standard Industrial Lease.

Lessee may place a sign on subject building providing such sign meets the requirements of the Association relative to sign size, design and placement and the mounting of such sign is approved by Lessor. Lessee shall be responsible for all costs associated with such sign including the removal of sign and repair of exterior structure (if required by Lessor) after removal of sign at the end of lease term.

52. (This item intentionally left blank)

53. LESSOR LABORATORY EQUIPMENT\FIXTURES:

Lessor has installed in/on the Premises certain trade fixtures including but not limited to, laboratory cabinets, fume hoods, shelving, various supply line plumbing, overhead shower, etc. Lessor makes no representations as to this equipment's safety or operation and assumes no liability for any damage (personal or property) as the direct or indirect result of the use of this equipment\fixtures. Lessee shall be responsible for the maintenance and repair of all such items. No items may be removed from the premises or from their location without the prior written consent of Lessor.

54. COMPLIANCE WITH LAW:

This addendum is in addition to Item 6.2 of the Standard Lease Agreement.

Lessee shall, at Lessee's expense, comply promptly with all applicable statues, ordinances, regulations, orders, covenants and restrictions of record, and requirements in effect during the term or any part of the term hereof, regulating the use by Lessee of the Premises. Lessee shall not use nor permit the use of the Premises in any manner that will tend to create waste or a nuisance or conflict with any regulatory statue.

Lessee shall identify with appropriate inventory and MSDS sheets all chemicals, samples or waste that is subject to regulation by EPA, Department of Health Service, OC Fire Department, "OSHA and CAL-OSHA or Prop. 65. Additionally, Lessee shall not cause to be disposed of in the sink or elsewhere within the Premises any material which is regulated if such disposal and/or handling would be in violation of any such regulation or rule. Any material which Lessee is in doubt on as to it's classification, Lessee shall treat as though it were hazardous waste or a hazardous material.

55. REAL ESTATE PROPERTY TAXES:

This addendum item shall modify Lease Item 10.1

Lessee shall pay to Lessor along with the monthly rental payment, 1/12th of the current Fiscal Year Real Estate Taxes. Real Estate Fees for the 1999/2000 Fiscal Year is $2323.32/Yr. or $193.61/Month.

Lessor hereby agrees to absorb any increase in Real Estate Property Taxes during the initial twelve months of this lease term, providing that such increase is not a result of modifications made by Lessee..

Initial RWV / AW

ADDENDUM TWO TO LEASE

This is the second addendum to Standard Industrial Lease dated March 22, 2000 by and between Synthetic Blood International (Lessee) and Sandra L. Vetter (Lessor) and is effective August 1, 2005.

ITEM 58: Page 1 – Item 2, PREMISES

add: "3189 Building D Airway Avenue, Costa Mesa, CA and described as Lot 1 of Tract 8072 (Parcel No. 427-194-16) – approximately 4,000 square feet of office/laboratory and shop space.

ITEM 59: Page 1 – Item 3 TERM and Item 4 RENT; Page 1 of Addendum to Lease, Item 48 RENTAL or RENTAL OPTIONS/RATES:

A. The lease term shall be extended to July 31, 2015

B. The basic rental rate shall be as follows:

Lease Period	Basic Rental Rate
August 1, 2005-July 31, 2006	$1.68 Sq.Ft.
August 1, 2006-July 31, 2007	$1.72 Sq. Ft.
August 1, 2007-July 31, 2008	$1.76 Sq. Ft.
August 1, 2008-July 31, 2012	$1.80 Sq. Ft.
August 1, 2012-July 31, 2015	$1.80 Sq.Ft. + C.O.L.

ITEM 60: OPTION TO PURCHASE

A. At the end of the lease term, providing that Tenant has abided by all terms of the lease, Tenant shall have the first option to purchase 3189C & D Airway Avenue, Costa Mesa, Ca. at the August 1, 2005 value plus 50% of the increased market value as of July 31, 2015. August 1, 2005 value is to be mutually agreed upon in writing and by Tenant and Landlord and shall be based upon a minimum of two appraisals without Purchase Option consideration. Market value as of July 31, 2015 shall be determined by signed purchase offer(s) for subject property or a minimum of two appraisals (whichever is higher). Tenant shall notify Landlord 30 days prior to lease termination of their desire to purchase said property and shall have 90 days from subject notification to finalize said purchase.

RWN (Initial) SW (Initial)

All other terms of this lease and original addendum to this lease shall remain in full force and effect.

IN WITNESS WHEREOF, LESSOR AND LESSEE HAVE CAREFULLY READ AND REVIEWED THIS ADDENDUM AND THE LEASE AS TO EACH TERM AND PROVISION CONTAINED HEREIN AND BY EXECUTION OF THIS ADDENDUM SHOW THEIR INFORMED AND VOLUNTARY CONSENT THERETO.

The parties hereto have executed this Addendum No. 2 in Costa Mesa, Ca. on the dates specified immediately adjacent to their respective signatures.

LESSEE: Synthetic Blood International, Inc.

Robert Nicora — 8-4-05

Robert Nicora, President, CEO, — **Date**

LESSOR:

Sandra L. Vetter — 8-4-05

Sandra L. Vetter, Owner — **Date**